Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Greenpro, Inc. on Form S-1 Amendment No. 1, of our report dated November 28, 2013, relating to the financial statements of Greenpro, Inc. for the fiscal year ended January 31, 2014, and to the use of our name and the statements with respect to us, as appearing under the heading Interest of “Named Experts and Counsel” in the prospectus.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES
Date: May 15, 2014
Kuala Lumpur, Malaysia